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                                                                     Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35697) pertaining to the Cutler-Hammer de Puerto Rico Company Retirement Savings Plan of Eaton Corporation of our report dated June 13, 2002, with respect to the financial statements and schedule of the Cutler-Hammer de Puerto Rico Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                               /s/ Ernst & Young


Cleveland, Ohio
June 26, 2002